Exhibit 10.11
AMENDMENT TO LOAN AGREEMENT
AMENDMENT TO LOAN AGREEMENT dated January 14, 2008 (“Amendment Agreement”) between MOD-PAC CORP., a New York corporation (“Borrower”) and KEYBANK NATIONAL ASSOCIATION (“Lender”).
BACKGROUND
1. Lender entered into a Loan Agreement dated March 8, 2007 (“Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2. Borrower has requested that Lender make certain changes to the Agreement.
3. In response to Borrower’s request, and subject to the terms and conditions hereafter set forth, Lender is willing to so amend the Agreement.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, upon satisfaction of the conditions set forth in Section 1, below, the Lender and Borrower agree as follows:
AGREEMENTS
1. Conditions. This Amendment Agreement shall be effective upon satisfaction of the following terms and conditions:
(A) Execution and delivery by Borrower to Lender of two (2) duplicate originals of this Amendment Agreement fully executed by Borrower.
(B) Execution and delivery by Borrower to Lender of one (1) original Replacement Promissory Note in the maximum principal amount of $5,000,000 (the “Replacement Note”)
(C) Payment by Borrower to Lender of an Amendment Fee in the amount of $5,000.00.
(D) All other matters incidental to the execution and delivery of this Amendment Agreement and the agreements and documents in connection herewith, and all action required on the part of Borrower by this Amendment Agreement, shall be satisfactory to Lender and its counsel.
2. Representations and Warranties of Borrower. Borrower hereby represents and warrants as follows:
(A) After giving effect to this Amendment Agreement, each of the representations and warranties set forth in the Agreement is and will be true, correct and complete on and as of the date hereof as though made on the date hereof, and the Agreement and each of the other Loan Documents remains in full force and effect.

(B) As of the date hereof, after giving effect to this Amendment Agreement, there exists and will exist no Event of Default under the Agreement or any other Loan Document, nor any event which with the giving of notice or passage of time, or both, would constitute an Event of Default.
(C) This Amendment Agreement has been duly executed and delivered by Borrower, and this Amendment Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.
(D) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by Borrower of this Amendment Agreement, or (ii) the exercise by Lender of its rights under the Agreement, as amended by this Amendment Agreement.
3. Amendments to the Agreement. Borrower and Lender hereby agree that the Agreement is amended in the following respects:
(A) Section 2.2 (entitled “Revolving Credit Facility”) is amended by deleting the phrase “Eight Million Dollars ($8,000,000)” and replacing it with the phrase “Five Million Dollars ($5,000,000)”.
(B) Section 5.22 (entitled “Cash Flow Requirements”) is amended by deleting the Fiscal Year End and Operating Cash Flow dates and amounts contained therein, and replacing them with the following:

Fiscal Year End	Operating Cash Flow

December 31, 2008	$1,000,000
December 31, 2009	$1,750,000
(C) Section 5.23 (entitled “Total Funded Debt to EBITDA Ratio”) is amended by deleting the Fiscal Year End and Ratio dates and amounts contained therein and replacing them with the following:

Fiscal Year End	Ratio

December 31, 2008	4.0 to 1.0
December 31, 2009	3.25 to 1.0
(D) The form of Borrowing Base Certificate attached to the Agreement as Exhibit B is amended by deleting the phrase “(not in excess of $8,000,000)” in Section D(i) thereof and replacing it with the phrase “(not in excess of $5,000,000)”.
4. Ratification. Except as such agreements are expressly consented to or modified herein, Borrower ratifies and reaffirms Borrower’s agreements under the Loan Documents and acknowledges and agrees that all of the obligations thereunder are owing without defense or offset, and are not subject to any counterclaim.

5. Miscellaneous.
(A) Counterparts. This Amendment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.
(B) Entire Agreement. This Amendment Agreement and the Replacement Note constitute the entire contract between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby. This Amendment Agreement may not be changed orally but only by an agreement in writing signed by duly authorized officers of Lender and Borrower.
(C) Invalidity. If any provision or part of any provision contained in this Amendment Agreement shall be found for any reason to be illegal, invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Amendment Agreement and this Amendment Agreement shall be construed as if such invalid, illegal, or unenforceable provisions or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. In addition, a comparable, enforceable provision or part thereof, as close as possible to such invalid, illegal or unenforceable provision or part thereof, if any exists, shall be deemed incorporated in this Amendment Agreement, as if part of this Amendment Agreement from its inception.
IN WITNESS WHEREOF, the parties hereto have signed this Amendment Agreement as of the date set forth above.

KEYBANK NATIONAL ASSOCIATION
/s/ Mark F. Wachowiak
Mark F. Wachowiak, Vice President

MOD-PAC CORP.
/s/ David B. Lupp
David B. Lupp, Chief Financial Officer